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                                                                 Exhibit 12


                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES
               Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Millions)
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


                                                               Six months ended
                                                                 June 30, 1996
                                                             -------------------
Income before provision for income taxes....................      $    1,530.3
Equity in income of less than majority-owned subsidiaries...            (165.9)
Dividends from less than majority-owned subsidiaries........              60.9
Interest expense, including interest on capital lease
 obligations................................................             244.7
Portion of rent expense representative of the interest
 factor.....................................................              43.6
                                                                  ------------
Income, as adjusted.........................................      $    1,713.6
                                                                  ============

Fixed charges:
Interest expense, including interest on capital lease
 obligations................................................      $      244.7
Portion of rent expense representative of the interest
 factor.....................................................              43.6
Capitalized interest........................................              27.2
Preferred stock dividend....................................               7.5
                                                                  ------------
Fixed charges...............................................      $      323.0
                                                                  ============

Ratio of Earnings to Fixed Charges..........................              5.31
                                                                  ============
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